EXHIBIT P


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is made and entered into this 14th day of July, 2005, by and among Digital Fusion Inc., a Delaware corporation ("Company"), Sean Mann ("Seller") and Madison Run, LLC, a Delaware limited liability company ("Purchaser").

                              PRELIMINARY STATEMENT

         The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, 298,376 shares ("Shares") of the common stock of the Company. A principal of the Purchaser, G. Stewart Hall, is on the Board of Directors of the Company, and as such, has access to material non-public information regarding the Company, its financial condition, business operations, and prospects ("Information"). As of the date hereof, Company insiders are subject to the "black-out" period with respect to purchases and sales of the Company's common stock. The Company is willing to waive adherence to the policy with respect to this transaction if the Information is made available to the Seller, and the Seller agrees to not effect any additional transactions in the common stock of the Company until the Information is publicly disclosed and the consent of the Company is obtained.


          NOW THEREFORE, the parties agree as follows:

         1. PURCHASE AND SALE OF SHARES. Concurrently with the execution of this Agreement, the Seller shall sell and the Purchaser shall purchase the Shares for an aggregate purchase price of $566,914.40. The purchase price shall be paid in immediately available funds. The Seller shall deliver to the Purchaser stock certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents.

          2. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

                    a. AUTHORIZATION OF TRANSACTION. Seller has the authority to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                    b. NON-CONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Seller is subject.

                    c. BROKERS FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

                    d.  TITLE TO  SHARES.  The  Seller  holds of record and owns beneficially the Shares, free and clear of any restrictions on transfer (other than the restrictions under the Securities Act of 1933, as amended and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The Seller is not a party to any option, warrant, purchase right or any other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of the Shares (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Shares.

                    e. RECEIPT OF INFORMATION. Seller has been furnished with the Information set forth on Exhibit A to this Agreement. The Seller has been afforded the opportunity to ask questions of the Purchaser relative to the Information set forth on Exhibit A and any other Information relative to the Company, and such questions have been answered.

          3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                    a. AUTHORIZATION OF TRANSACTION. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                    b. NON-CONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Purchaser is subject.

                    c. BROKERS FEES. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                    d. INFORMATION FURNISHED. The Purchaser and represents and warrants to the Seller that the Information set forth on Exhibit A constitutes all the Information known to the Purchaser at this time.

         4. WAIVER OF TRADING PROHIBITION. The Company hereby waives the requirement that G. Stewart Hall adhere to the black-out policy with respect to this transaction to the extent that Madison Run complies with its obligations hereunder.

         5. COVENANT OF SELLER. The Seller acknowledges that he has been furnished with the Information but agrees to keep such information confidential, and agrees not to engage in any transaction (other than this transaction) with respect to the Company's common stock until such Information has been made public and consent to engage in the transaction has been obtained from the Company. The Company shall have the right to withhold its consent at any time that it believes such Information has not been made public for a sufficient amount of time to have been absorbed by the public markets or for any other reason it reasonably deems appropriate.

          6. Miscellaneous.

                    a. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                    b. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein), constitutes the entire agreement among the parties and supersedes any prior understanding, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                    c. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other parties.

                    d. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                    e.  HEADINGS.   The  section  headings   contained  in  this
          Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                    f. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

              If to the Seller:    Sean D. Mann
                                   4230 Duval Drive
                                   Jacksonville, FL  32250

              If to the Purchaser: Madison Run, LLC
                                   c/o Stewart Hall, Managing Member of
                                   Madison Run Holdings LLC, Managing Member
                                   1331 H. Street NW, 12th Floor
                                   Washington, DC  20005

              If to the Company:   Digital Fusion, Inc.
                                   4940-A Corporate Drive
                                   Huntsville, AL  35805
                                   Attn:  Roy E. Crippen, III,
                                   Chief Executive Officer
              with a copy to:      Holland & Knight LLP
                                   100 North Tampa Street, Suite 4100
                                   Tampa, FL  33602
                                   Attn:  Richard B. Hadlow



Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  g. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  h. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect any rights arising by virtue of any prior subsequent or such occurrence.

                  i. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  j. EXPENSES. Each of the Purchaser, the Seller, and the Company shall bear his or its own fees, costs and expenses (including legal, accounting and consulting fees and expenses) incurred in connection with this Agreement or the transactions contemplated hereby.


         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date written above.

Digital Fusion Inc.



By:   /S/ ROY E. CRIPPEN, III
    -----------------------------------
     Roy E. Crippen, III
     Chief Executive Officer


Madison Run, LLC

By:   /S/ STEWART HALL
---------------------------------------
       Stewart Hall,
       Managing Member of Madison Run
       Holdings LLC, Managing Member

 /S/ SEAN D. MANN
---------------------------------------
Sean D. Mann